UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

July 25, 2006
Date of Report (Date of earliest event reported)

GREEN MOUNTAIN POWER CORPORATION
(Exact name of registrant as specified in its charter)

VERMONT
(State of other jurisdiction of incorporation)

1-8291	03-0127430
(Commission File Number)	(IRS Employer Identification Number)

163 ACORN LANE
COLCHESTER, VT 05446
(Address and zip code of principal executive offices)

(802) 864-5731
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2006, Green Mountain Power Corporation (the “Company”) entered into 2006 Director Deferred Stock Unit Agreements (the “Deferred Stock Unit Agreements”) with each of Elizabeth A. Bankowski, Nordahl L. Brue, chair, William H. Bruett, Merrill O. Burns, David R. Coates, Kathleen C. Hoyt, Euclid A. Irving and Marc A. vanderHeyden. Pursuant to the Deferred Stock Unit Agreements, the Company granted 925 Stock Units to each of the above-named directors under the Green Mountain Power Corporation 2004 Stock Incentive Plan.

Each Stock Unit represents the right to receive one share of the Company’s Common Stock upon the vesting of such Stock Unit on December 29, 2006. The form of 2006 Director Deferred Stock Unit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company's board of directors and its compensation committee authorized the Company to enter into the Deferred Stock Unit Agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Form of 2006 Director Deferred Stock Unit Agreement, dated July 25, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN POWER CORPORATION (Registrant)

By: /s/ Dawn D. Bugbee	July 25, 2006
Dawn D. Bugbee Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer	Date

EXHIBIT INDEX

Exhibit	Description
10.1	Form of 2006 Director Deferred Stock Unit Agreement, dated July 25, 2006